HEI Exhibit 99
NEWS RELEASE
February 14, 2018

Contact:	Clifford H. Chen	Telephone: (808) 543-7300
	Treasurer & Manager, Investor Relations & Strategic Planning	E-mail: ir@hei.com

HAWAIIAN ELECTRIC INDUSTRIES REPORTS 2017 YEAR-END
& FOURTH QUARTER EARNINGS

2017 Net Income of $165.3 Million and Core Net Income1 of $179.5 Million;
2017 Diluted Earnings Per Share (EPS) of $1.52 and Core EPS1of $1.65;
Fourth Quarter Net Income of $32.4 Million and Core Net Income of $46.5 Million;
Fourth Quarter 2017 EPS of $0.30 and Core EPS of $0.43

Selected 2017 Highlights:

•
Consolidated Reported net income of $165.3 million in 2017 vs $248.3 million in 2016, down 33% primarily due to the merger and spin-off related items in 2016 and the impact of the federal tax reform and related items in 2017

Core net income of $179.5 million in 2017 vs $190.1 million in 2016, down 6%

•	Consolidated Reported EPS of $1.52 in 2017 vs $2.29 in 2016, down 34%;
Consolidated Core EPS of $1.65 in 2017 vs $1.75 in 2016, down 6%

•	Consolidated Reported ROE of 7.9%; Consolidated Core ROE of 8.6%

◦	Utility Reported ROE of 6.6%; Utility Core ROE of 7.1%

◦	Bank Reported ROE of 11.3%

•	Record 27% of electricity on Hawaiian Electric’s grid was from renewable sources[2]

◦	Led the nation in customer-sited solar: Largest annual increase of installed solar since 2013 with more than 100 megawatts of solar installed, up 19% from 2016

◦	30% of single family homes have installed or have been approved to install PV systems on Oahu, Maui and Hawaii Island

◦	Avoided-oil equivalent of 2.2 million barrels in 2017, saving our state more than $150 million[3] in fuel cost

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Note: All Return on Equity (ROE) results calculated using net income divided by average GAAP common equity, simple average method.
1 Non-GAAP measure that excludes the tax reform act and related items in 2017 and merger and spin-off-related income and costs, after-tax, including costs related to the terminated LNG contract, which required PUC approval of the merger with NextEra Energy, Inc. in 2016. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.
2 Based upon Renewable Portfolio Standard information as of 12/31/17.
3 Estimate based on the 2017 average price per barrel of $68.78 and as compared to 2008 oil usage levels.

Hawaiian Electric Industries, Inc.
February 14, 2018

•	Progress on key regulatory initiatives:

◦	Utility power supply improvement plan accepted by the public utilities commission (PUC); grid modernization plan accepted by the PUC in early 2018; community based renewable energy plan approved

◦	Received interim decisions on the Hawaiian Electric 2017 and Hawaii Electric Light 2016 rate cases; Maui Electric 2018 rate case filed

•	Bank provided approximately $1.4 billion of credit to consumers and businesses and originated over 3,500 mortgages

•	Bank broke ground on new Oahu bank-campus that will bring together approximately 600 teammates at one of the most innovative, collaborative and modern worksites in the state

•	Bank named one of Hawaii Business Magazine's “Best Places to Work” for the 8th consecutive year

•	Consolidated company contributed more than 23,000 volunteer hours and more than $2.4 million of charitable contributions to community organizations

•	Continuation of uninterrupted dividends since 1901

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported 2017 year-end consolidated net income for common stock of $165.3 million and diluted earnings per share (EPS) of $1.52 compared to $248.3 million and EPS of $2.29 for 2016. For the fourth quarter of 2017, consolidated net income for common stock was $32.4 million and EPS of $0.30 compared to $44.6 million and EPS of $0.41 for the fourth quarter of 2016. The financial results for 2017 include $14.2 million for the reduction of the unregulated net deferred tax asset balances for the consolidated enterprise to reflect the lower rates enacted by federal tax reform and other tax reform related items, including the $1,000 cash bonuses paid to American Savings Bank employees, excluding the senior management team. The financial results for 2016 include the increase to net income of $58.2 million due to the terminated merger with NextEra Energy, Inc., net of the impacts of the related terminated liquefied natural gas (LNG) contract and the associated cancelled spin-off of ASB Hawaii, Inc. Excluding the above mentioned items, core earnings for 2017 were $179.5 million and core EPS of $1.65 compared to $190.1 million and $1.75, respectively, for 2016.
The financial results for the fourth quarter of 2017 include the impacts of federal tax reform and related items previously referenced. Excluding these items, core earnings1 for the fourth quarter of 2017 were $46.5 million and core EPS of $0.43 compared to $44.6 million and EPS of $0.41 for the fourth quarter of 2016.

Hawaiian Electric Industries, Inc.
February 14, 2018

“Hawaii’s economy had a very strong year in 2017 and the HEI companies were proud to provide essential energy and financial services to our communities and to deliver a consolidated core return on equity of 8.6%,” said Constance H. Lau, president and CEO of HEI.
“To help meet our electric company’s mission to provide clean, reliable and resilient electric energy safely to our customers and to stay ahead of the needs of Hawaii’s economic and real property development, we invested over $400 million (more than three times the utility’s earnings) to modernize and strengthen the electric systems and grid on Oahu, Maui, Hawaii Island, Molokai and Lanai. Hawaiian Electric and its subsidiaries have supported Hawaii’s economic development while helping our state toward its goal of 100% renewable energy by 2045. Hawaiian Electric continues to lead the nation in the efficient integration of renewable resources, which have nearly doubled on our islands in five years.”
“American Savings Bank closed 2017 with a strong fourth quarter, and we are excited about the construction of its new campus in Honolulu. The bank is well positioned to continue to grow in 2018, as it works continually to deliver value to its customers and shareholders,” said Lau.

HAWAIIAN ELECTRIC COMPANY
Full Year Results:
Hawaiian Electric Company’s4 full-year 2017 net income was $120.0 million compared to $142.3 million in 2016. Excluding the impact of federal tax reform in 2017 of $9.2 million in tax expense due primarily to the reduction of the unregulated net deferred tax asset balances, and 2016 after-tax costs related to the terminated merger with NextEra Energy, Inc. and the related terminated LNG contract totaling $2.1 million, Hawaiian Electric Company’s core net income was $129.1 million in 2017 and $144.5 million in 2016. The $15.4 million core net income decrease from the prior year was primarily driven by the following after-tax items:

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Note: Amounts indicated as “after-tax” in this earnings release are based upon adjusting items for the composite statutory tax rates of 39% for the utilities and 40% for the bank.

4    Hawaiian Electric Company, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Maui Electric Company, Limited, and Hawaii Electric Light Company, Inc.

Hawaiian Electric Industries, Inc.
February 14, 2018

•
$5 million lower net revenues[5] primarily due to the expiration of the Hawaii Public Utilities Commission-approved 2013 settlement agreement with the Consumer Advocate that had allowed Hawaiian Electric Company, Inc. to record annual rate adjustment mechanism revenues commencing January 1[6] instead of June 1, partially offset by the recovery of costs for clean energy, reliability and system efficiency investments and Hawaii Electric Light’s 2016 test year interim rate relief effective August 31, 2017; and

•
$11 million higher O&M expenses[7] compared to 2016, primarily due to higher overhaul and maintenance expenses, enterprise resource planning (ERP) costs, partial write-off of deferred geothermal RFP costs, grid modernization consultant costs and additional reserves for environmental costs, partially offset by higher power supply improvement consultant costs in 2016; and

•
$3 million higher depreciation expense as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency; partially offset by

•	$5 million higher allowance for funds used during construction.
Fourth Quarter Results:
Fourth quarter 2017 net income of $25.4 million was $8.8 million lower than the fourth quarter of 2016 primarily driven by the $9.2 million higher tax expense due to federal tax reform. $2 million (after-tax) higher net revenues in 2017 primarily attributable to the recovery of costs for clean energy, reliability and system efficiency investments and Hawaii Electric Light’s 2016 test year interim rate relief were offset by higher other operations and maintenance expense primarily due to higher overhauls,
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[5]
Net revenues represent the after-tax impact of “Revenues” less the following expenses which are largely pass through items in revenues: “fuel oil,” “purchased power” and “taxes, other than income taxes” as shown on the Hawaiian Electric Company, Inc. and Subsidiaries’ Consolidated Statements of Income.

[6]
With the expiration of the 2013 settlement agreement with the Consumer Advocate that was approved by the PUC, in 2017 the Oahu rate adjustment mechanism (RAM) revenues revert to being recorded for accounting purposes from a calendar year recognition period to a period beginning on June 1 of each year through May 31 of the subsequent year.  The periods in which the cash reflecting RAM revenues are collected did not change as a result of the settlement agreement and have always been aligned to the June 1 to May 31 periods. Therefore, the expiration of the 2013 settlement agreement had no impact on Hawaiian Electric Company cash collections.

[7]
Excludes net income neutral expenses covered by surcharges or by third parties and merger-related costs including the terminated LNG contract costs. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP measures” and the related reconciliation.

Hawaiian Electric Industries, Inc.
February 14, 2018

ERP and grid modernization costs in the fourth quarter of 2017. Higher depreciation expense in the fourth quarter of 2017 as a result of increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency was offset by higher allowance for funds used during construction.

AMERICAN SAVINGS BANK
Full Year Results:
American Savings Bank’s (American) full-year 2017 net income was $67.0 million compared to $57.3 million in 2016. The $9.7 million increase from the prior year was primarily driven by the following after-tax items:

•	$11 million higher net interest income driven primarily by strong deposit growth that funded earning asset growth in the investment and retail loan portfolios;

•
$4 million lower provision for loan losses reflects the strategic decision to improve American’s credit risk profile through the reduction in the syndicated national credit portfolio and resolution of specific problem loans, partially offset by reserves required for growth in the retail loan portfolio; and

•	$1 million net positive impact of federal tax reform, including $1,000 cash bonuses to employees.
These items were partially offset by the following on an after-tax basis:

•	$3 million higher noninterest expense primarily due to higher performance-based incentive costs, excluding $1,000 cash bonuses related to federal tax reform; and

•	$3 million lower noninterest income primarily due to lower mortgage banking income.
Total loans were $4.7 billion at December 31, 2017, a decrease of $72 million or 1.5% decline from December 31, 2016. This decrease reflects our work to improve American’s credit risk profile through the strategic reduction in our exposure to national syndicated credits by $75 million as well as the resolution of specific problem loans.

Hawaiian Electric Industries, Inc.
February 14, 2018

Total deposits were $5.9 billion at December 31, 2017, an increase of $342 million or 6.2% from December 31, 2016. The average cost of funds was 0.21% for the full year 2017, down 2 basis points from the prior year.
Overall, American’s return on average equity8 for the full year remained solid at 11.20% in 2017 compared to 9.90% in 2016, and the return on average assets for the full year was 1.02% in 2017 compared to 0.92% in 2016.

Fourth Quarter Results:
Fourth quarter of 2017 net income of $16.9 million was $0.7 million lower than the third, or linked quarter and $0.6 million higher than the fourth quarter of 2016.
Compared to the linked quarter of 2017, the $0.7 million net income decrease in the fourth quarter of 2017 was primarily driven by $2 million (after-tax) higher provision for loan losses principally related to the release of reserves in the linked quarter attributed to our strategic reduction of our syndicated national credit loan portfolio and the resolution of specific problem loans; partially offset by the $1 million (after-tax) favorable net impact of federal tax reform and related changes discussed above.
Compared to the fourth quarter of 2016, the $0.6 million higher net income in the fourth quarter of 2017 was primarily driven by $2 million (after-tax) higher net interest income mainly due to higher yields and growth in earning assets and the $1 million impact of the federal tax reform related changes discussed above. These items were partially offset by $1 million (after-tax) higher provision for loan losses, $1 million (after-tax) lower noninterest income primarily due to lower mortgage banking income and $1 million (after-tax) higher noninterest expense.
American’s fourth quarter of 2017 return on average equity8 was 11.09%, compared to 11.64% in the linked quarter and 11.09% in the fourth quarter of 2016. Return on average assets was 1.01% for the fourth quarter of 2017, compared to 1.07% in the linked quarter and 1.02% in the same quarter last year.

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8 Bank return on average equity calculated using weighted average daily common equity.

Hawaiian Electric Industries, Inc.
February 14, 2018

Please refer to American’s news release issued on January 30, 2018 for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $21.7 million in 2017 compared to net income of $48.7 million in 2016. Excluding tax reform related tax expense of $6.0 million in 2017 and merger-related net income of $60.3 million in 2016, the holding and other companies’ adjusted net loss was $15.7 million and $11.7 million in 2017 and 2016, respectively. The holding company’s adjusted 2016 results included favorable tax adjustments as HEI moved out of a federal net operating loss position, enabling the recognition of tax benefits of approximately $4 million.
Fourth quarter net losses were $9.8 million in 2017 compared to $5.7 million in the fourth quarter of 2016. Excluding tax reform related tax expense of $6.0 million in 2017, the holding and other companies’ net losses in 2017 and 2016 were $3.9 million and $5.7 million, respectively. The higher 2016 net loss was primarily driven by an adjustment to tax benefits of approximately $2 million in the fourth quarter of 2016.

BOARD DECLARES QUARTERLY DIVIDEND
On February 1, 2018, the board of directors maintained HEI’s quarterly cash dividend of $0.31 cents per share, payable on March 13, 2018, to shareholders of record at the close of business on February 22, 2018 (ex-dividend date is February 21, 2018). The dividend is equivalent to an annual rate of $1.24 per share.
Dividends have been paid uninterrupted since 1901. At the indicated annual dividend rate and the closing price per share on February 13, 2018 of $32.76, HEI’s dividend yield is 3.8%.

WEBCAST AND CONFERENCE CALL
HEI TO ANNOUNCE 2018 EPS GUIDANCE IN EARNINGS CONFERENCE CALL
Hawaiian Electric Industries, Inc. will conduct a webcast and conference call to review its 2017 earnings on Wednesday, February 14, 2018, at 11:00 a.m. Hawaii time (4:00 p.m. Eastern time). HEI will announce 2018 EPS guidance during the scheduled webcast and conference call.
Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198 or by accessing

Hawaiian Electric Industries, Inc.
February 14, 2018

the webcast on HEI’s website under the heading “Investor Relations.”  HEI and Hawaiian Electric Company intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric Company’s and American’s press releases, HEI’s and Hawaiian Electric Company’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings unless, except to the extent specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric Company’s SEC filings.
An online replay of the webcast will be available at www.hei.com beginning about two hours after the event. Replays of the conference call will also be available approximately two hours after the event through February 28, 2018, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10116187.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 13 to 15 of this release.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking

Hawaiian Electric Industries, Inc.
February 14, 2018

statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME DATA (Unaudited)

	Three months ended December 31		Years ended December 31
(in thousands, except per share amounts)	2017	2016	2017	2016
Revenues
Electric utility	$583,311	$544,668	$2,257,566	$2,094,368
Bank	75,166	72,627	297,640	285,924
Other	120	100	419	362
Total revenues	658,597	617,395	2,555,625	2,380,654
Expenses
Electric utility	516,851	476,024	2,000,045	1,809,900
Bank	52,170	47,820	198,924	198,572
Other	4,588	5,124	18,365	24,007
Total expenses	573,609	528,968	2,217,334	2,032,479
Operating income (loss)
Electric utility	66,460	68,644	257,521	284,468
Bank	22,996	24,807	98,716	87,352
Other	(4,468)	(5,024)	(17,946)	(23,645)
Total operating income	84,988	88,427	338,291	348,175
Merger termination fee	—	—	—	90,000
Interest expense, net—other than on deposit liabilities and other bank borrowings	(19,737)	(19,011)	(78,972)	(75,803)
Allowance for borrowed funds used during construction	1,407	868	4,778	3,144
Allowance for equity funds used during construction	3,575	2,315	12,483	8,325
Income before income taxes	70,233	72,599	276,580	373,841
Income taxes	37,390	27,492	109,393	123,695
Net income	32,843	45,107	167,187	250,146
Preferred stock dividends of subsidiaries	473	473	1,890	1,890
Net income for common stock	$32,370	$44,634	$165,297	$248,256
Basic earnings per common share	$0.30	$0.41	$1.52	$2.30
Diluted earnings per common share	$0.30	$0.41	$1.52	$2.29
Dividends declared per common share	$0.31	$0.31	$1.24	$1.24
Weighted-average number of common shares outstanding	108,786	108,553	108,749	108,102
Weighted-average shares assuming dilution	108,912	108,769	108,933	108,309
Net income (loss) for common stock by segment
Electric utility	$25,355	$34,119	$119,951	$142,317
Bank	16,859	16,217	66,997	57,279
Other	(9,844)	(5,702)	(21,651)	48,660
Net income for common stock	$32,370	$44,634	$165,297	$248,256
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$27,089	$118,471	$163,925	$241,389
Return on average common equity (twelve months ended)[1]			7.9%	12.4%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.
1 On a core basis, 2017 and 2016 returns on average common equity were 8.6% and 9.5%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended December 31		Years ended December 31
(dollars in thousands, except per barrel amounts)	2017	2016	2017	2016
Revenues	$583,311	$544,668	$2,257,566	$2,094,368
Expenses
Fuel oil	155,981	120,441	587,768	454,704
Purchased power	146,096	150,073	586,634	562,740
Other operation and maintenance	111,194	107,273	417,910	405,533
Depreciation	48,206	46,761	192,784	187,061
Taxes, other than income taxes	55,374	51,476	214,949	199,862
Total expenses	516,851	476,024	2,000,045	1,809,900
Operating income	66,460	68,644	257,521	284,468
Allowance for equity funds used during construction	3,575	2,315	12,483	8,325
Interest expense and other charges, net	(17,012)	(17,090)	(69,637)	(66,824)
Allowance for borrowed funds used during construction	1,407	868	4,778	3,144
Income before income taxes	54,430	54,737	205,145	229,113
Income taxes	28,576	20,119	83,199	84,801
Net income	25,854	34,618	121,946	144,312
Preferred stock dividends of subsidiaries	229	229	915	915
Net income attributable to Hawaiian Electric	25,625	34,389	121,031	143,397
Preferred stock dividends of Hawaiian Electric	270	270	1,080	1,080
Net income for common stock	$25,355	$34,119	$119,951	$142,317
Comprehensive income attributable to Hawaiian Electric	$24,146	$32,460	$119,263	$141,070
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,624	1,678	6,548	6,660
Hawaii Electric Light	266	272	1,047	1,067
Maui Electric	273	282	1,095	1,118
	2,163	2,232	8,690	8,845
Average fuel oil cost per barrel	$72.84	$57.90	$68.78	$53.49
Return on average common equity (twelve months ended)[1]			6.58%	8.07%
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC.
1 Simple average. On a core basis, 2017 and 2016 returns on average common equity were 7.1% and 8.2%, respectively.  See reconciliation of GAAP to non-GAAP measures.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31
(in thousands)	December 31, 2017	September 30, 2017	December 31, 2016	2017	2016
Interest and dividend income
Interest and fees on loans	$51,986	$52,210	$51,203	$207,255	$199,774
Interest and dividends on investment securities	8,230	6,850	4,965	28,823	19,184
Total interest and dividend income	60,216	59,060	56,168	236,078	218,958
Interest expense
Interest on deposit liabilities	2,802	2,444	2,013	9,660	7,167
Interest on other borrowings	386	470	1,172	2,496	5,588
Total interest expense	3,188	2,914	3,185	12,156	12,755
Net interest income	57,028	56,146	52,983	223,922	206,203
Provision for loan losses	3,670	490	1,497	10,901	16,763
Net interest income after provision for loan losses	53,358	55,656	51,486	213,021	189,440
Noninterest income
Fees from other financial services	5,741	5,635	5,585	22,796	22,384
Fee income on deposit liabilities	5,678	5,533	5,714	22,204	21,759
Fee income on other financial products	1,464	1,904	2,144	7,205	8,707
Bank-owned life insurance	1,374	1,257	1,017	5,539	4,637
Mortgage banking income	305	520	1,529	2,201	6,625
Gains on sale of investment securities, net	—	—	—	—	598
Other income, net	388	380	470	1,617	2,256
Total noninterest income	14,950	15,229	16,459	61,562	66,966
Noninterest expense
Compensation and employee benefits	24,048	23,724	22,920	95,751	90,117
Occupancy	4,076	4,284	4,077	16,699	16,321
Data processing	3,531	3,262	3,431	13,280	13,030
Services	3,005	2,863	2,961	10,994	11,054
Equipment	1,899	1,814	1,745	7,232	6,938
Office supplies, printing and postage	1,676	1,444	1,644	6,182	6,075
Marketing	1,211	934	982	3,501	3,489
FDIC insurance	608	746	839	2,904	3,543
Other expense	5,258	5,050	4,539	19,324	18,487
Total noninterest expense	45,312	44,121	43,138	175,867	169,054
Income before income taxes	22,996	26,764	24,807	98,716	87,352
Income taxes	6,137	9,172	8,590	31,719	30,073
Net income	$16,859	$17,592	$16,217	$66,997	$57,279
Comprehensive income	$10,245	$18,009	$2,540	$63,858	$52,077
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.01	1.07	1.02	1.02	0.92
Return on average equity	11.09	11.64	11.09	11.20	9.90
Return on average tangible common equity	12.82	13.47	12.90	12.99	11.53
Net interest margin	3.68	3.69	3.59	3.69	3.59
Efficiency ratio	62.95	61.82	62.12	61.60	61.89
Net charge-offs to average loans outstanding	0.26	0.32	0.40	0.27	0.24
As of period end
Nonaccrual loans to loans receivable held for investment	0.51	0.50	0.49
Allowance for loan losses to loans outstanding	1.15	1.13	1.17
Tangible common equity to tangible assets	7.81	8.01	7.82
Tier-1 leverage ratio	8.6	8.7	8.6
Total capital ratio	14.2	13.9	13.4
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$9.4	$9.4	$9.0	$37.5	$36.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric Company management use certain non-GAAP measures to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities given the non-recurring nature of certain items. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings include income, costs and associated taxes related to the terminated merger between HEI and NextEra Energy, Inc., the cancelled spin-off of ASB Hawaii, Inc., and the termination of the liquefied natural gas (LNG) contract which required the Hawaii Public Utilities Commission approval of the merger with NextEra Energy, Inc. For more information on the transactions, see HEI’s Form 8-K filed on July 18, 2016 and HEI’s Form 8-K filed on July 19, 2016. In addition, the reconciling adjustments from GAAP earnings to core earnings also exclude the impact of the federal tax reform act due to the adjustment of the deferred tax balances and the $1,000 employee bonuses paid by the bank related to federal tax reform. Management does not consider these items to be representative of the company’s fundamental core earnings. Management has shown adjusted non-GAAP (core) net income, adjusted non-GAAP (core) diluted earnings per common share and adjusted non-GAAP (core) ROACE in order to provide better comparability of core net income, EPS and ROACE between periods.
The accompanying table also provides the calculation of utility GAAP other operation and maintenance (O&M) expense adjusted for costs related to the terminated merger discussed above. “O&M-related net income neutral items” which are O&M expenses covered by specific surcharges or by third parties have also been excluded. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Three months ended December 31		Years ended December 31
($ in millions, except per share amounts)	2017	2016	2017	2016
HEI CONSOLIDATED (INCOME) EXPENSES RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY AND CANCELLED SPIN-OFF OF ASB HAWAII
Pre-tax (income) expenses	$—	$—	$—	$(84.9)
Current income taxes (benefits)	—	—	—	24.7
After-tax (income) expenses	$—	$—	$—	$(60.3)
HEI CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$—	$3.4
Current income taxes (benefits)	—	—	—	(1.3)
After-tax (income) expenses	$—	$—	$—	$2.1
HEI CONSOLIDATED BONUSES[3]
Pre-tax expenses	$1.2	$—	$1.2	$—
Current income taxes (benefits)	(0.5)	—	(0.5)	—
After-tax (income) expenses	$0.7	$—	$0.7	$—
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$32.4	$44.6	$165.3	$248.3
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	—	—	(60.3)
Costs related to the terminated LNG contract[2]	—	—	—	2.1
Bonus related to enactment of federal tax reform[3]	0.7	—	0.7	—
Federal tax reform impacts[4]	13.4	—	13.4	—
Non-GAAP (core) net income	$46.5	$44.6	$179.5	$190.1
HEI CONSOLIDATED DILUTED EARNINGS PER COMMON SHARE
GAAP (as reported)	$0.30	$0.41	$1.52	$2.29
Excluding special items (after-tax):
(Income) expenses related to the terminated merger with NextEra Energy and cancelled spin-off of ASB Hawaii	—	—	—	(0.56)
Costs related to the terminated LNG contract[2]	—	—	—	0.02
Bonus related to enactment of federal tax reform[3]	0.01	—	0.01	—
Federal tax reform impacts[4]	0.12	—	0.12	—
Non-GAAP (core) diluted earnings per common share	$0.43	$0.41	$1.65	$1.75
			Years ended December 31
			2017	2016
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			7.9%	12.4%
Based on non-GAAP (core)[5]			8.6%	9.5%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Bonus paid by American Savings Bank related to enactment of federal tax reform
[4] Reflects the lower rates enacted by federal tax reform, primarily the adjustments to reduce the unregulated net deferred tax asset balances
[5] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited	Three months ended December 31		Years ended December 31
($ in millions)	2017	2016	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED COSTS RELATED TO THE TERMINATED MERGER WITH NEXTERA ENERGY
Pre-tax expenses	$—	$—	$—	$0.1
Current income tax benefits	—	—	—	—
After-tax expenses	$—	$—	$—	$0.1
HAWAIIAN ELECTRIC CONSOLIDATED LNG CONTRACT COSTS[2]
Pre-tax expenses	$—	$—	$—	$3.4
Current income tax benefits	—	—	—	(1.3)
After-tax expenses	$—	$—	$—	$2.1
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)	$25.4	$34.1	$120.0	$142.3
Excluding special items (after-tax):
Costs related to the terminated merger with NextEra Energy	—	—	—	0.1
Costs related to the terminated LNG contract[2]	—	—	—	2.1
Federal tax reform impacts[3]	9.2	—	9.2	—
Non-GAAP (core) net income	$34.5	$34.1	$129.1	$144.5

			Years ended December 31
			2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			6.58%	8.07%
Based on non-GAAP (core)[4]			7.08%	8.19%

	Three months ended December 31		Years ended December 31
($ in millions)	2017	2016	2017	2016
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$111.2	$107.3	$417.9	$405.5
Excluding other O&M-related net income neutral items[5]	1.1	1.3	3.8	5.9
Excluding costs related to the terminated merger with NextEra Energy	—	—	—	0.1
Excluding costs related to the terminated LNG contract[2]	—	—	—	3.4
Non-GAAP (Adjusted other O&M expense)	$110.1	$106.0	$414.1	$396.2
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] The LNG contract was terminated as it was conditioned on the merger with NextEra Energy closing
[3] Reflects the lower rates enacted by federal tax reform, primarily the adjustments to reduce the unregulated net deferred tax asset balances
[4] Calculated as core net income divided by average GAAP common equity
[5] Expenses covered by surcharges or by third parties recorded in revenues